Exhibit 10.5

CONSULTING SERVICES AGREEMENT

          This Consulting Agreement (“Agreement”), dated June 1, 2008, is made by and between Lux Digital Pictures, Inc (“Company”) and The Coleman Family Trust (“Trust”), for the services of T. Joseph Coleman, (“Consultant”).

          WHEREAS, Consultant has knowledge and expertise in the entertainment industry and experience operating and managing developing US public Company’s

          WHEREAS, Consultant is willing to be engaged by the Company to provide non-exclusive consulting and advising services on the terms and subject to the conditions set forth herein;

          WHEREAS, the Company desires to engage Consultant to provide consulting and advising services on the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration for the services Consultant provides to the Company, the parties agree as follows:

1.	Services of Consultant and Term of Consultancy.

          Consultant shall be available to the Company, subject to reasonable notice, for a period of one (1) year (“Term”) commencing on the date hereof, on a non-exclusive, time to time basis, via telephone or, as required, in person, for a reasonable, as available period, to consult with the Company management and or its professional associates and representatives, as may be directed by the Company, on all matters relative to the business of the Company.

2.	Consideration and Expenses.

          The Company agrees to pay the Trust, as the designee of Consultant, as his fee and full consideration for services provided to the Company and contemplated in this Agreement, a fee of 5,000,000 restricted shares of the Company’s common stock. Consultant shall also be entitled to payment of any and all expenses incurred by Consultant in connection with his consulting and advisory services to the Company.

3.	Confidentiality.

          Each party agrees that during the course and Term of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, production plans, budgets, development strategy, business concepts, distribution strategies, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, trade secrets, license fees, business relationships, projections, and marketing data (“Confidential Information”). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party, or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party. Consultant agrees not to disclose Confidential Information to any party not a Party to this Consulting Agreement.

4.	Non-Competition.

          During the Term of this Agreement, the Consultant shall not, through his heirs, assigns or otherwise, in combination with any business that is substantially similar to and/or competes with the business of the Company: 1) own or have any interest directly in, 2) act as an officer, director, agent, consultant or consultant of, 3) assist in any way or in any capacity any person, firm, association, partnership, corporation or other entity.

5.	Indemnification.

(a)	Company

          Company agrees to indemnify, defend, and shall hold harmless the Trust and the Consultant and /or his agents, and to defend any action brought against said parties with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys’ fees to the extent that such action is based upon a claim that: (i) is true, (ii) would constitute a breach of any of Company’s representations, warranties, or agreements hereunder, or (iii) arises out of the negligence or willful misconduct of the Company, or any Company Content to be provided by the Company and does not violate any rights of third parties, including, without limitation, rights of publicity, privacy, patents, copyrights, trademarks, trade secrets, and/or licenses.

(b)	Consultant.

          Consultant agrees to indemnify, defend, and shall hold harmless Company, its directors, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys’ fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

(c)	Notice.

          In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party’s written consent, which shall not be unreasonably withheld.

6.	Miscellaneous.

(a)	Independent Contractor.

          This Agreement establishes an “independent contractor” relationship between Consultant and the Company.

(b)	Rights Cumulative; Waivers.

          The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(c)	Benefit; Successors Bound.

          This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

(d)	Entire Agreement.

          This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(e)	Assignment.

          Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either party, either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void.

(f)	Amendment.

          This Agreement may be amended only by an instrument in writing executed by all the parties hereto.

(g)	Severability.

          Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

(h)	Section Headings.

          The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(i)	Construction.

          Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(j)	Further Assurances.

          In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(l)	Governing Law.

          This Agreement shall be governed by the interpreted in accordance with the laws of the State of California without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

(m)	Consents.

          The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

(n)	Execution in Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.

By:

T. Joseph Coleman
Consultant and Trustee

By:

Ingo Jucht
Company CEO